Exhibit 99.7

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                             1993 STOCK OPTION PLAN

                        AMENDED AND RESTATED JUNE 1, 1999

                              AMENDED JULY 12, 1999

                             AMENDED APRIL 16, 2002

                                TABLE OF CONTENTS

ARTICLE ONE
  GENERAL PROVISIONS
    I.   PURPOSES OF PLAN
    II.  ADMINISTRATION OF PLAN
    III. STOCK SUBJECT TO PLAN
ARTICLE TWO
  DISCRETIONARY OPTION GRANTS
    I.   ELIGIBILITY FOR OPTION GRANTS
    II.  TERMS AND CONDITIONS OF OPTIONS
    III. INCENTIVE OPTIONS
    IV.  CORPORATE TRANSACTION
    V.   CANCELLATION AND REGRANT OF OPTIONS
    VI. STOCK APPRECIATION RIGHTS; HOSTILE TAKE-OVER; CHANGE IN CONTROL ARTICLE THREE
  AUTOMATIC OPTION GRANT PROGRAM
    I.   ELIGIBILITY
    II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS
    III. CORPORATE TRANSACTION; CHANGE IN CONTROL; HOSTILE TAKE-OVER
ARTICLE FOUR
  RESTRICTED STOCK AWARDS
    I.   DETERMINATION OF ELIGIBILITY AND AMOUNT OF AWARDS
    II.  RESTRICTED STOCK
    III. VESTING SCHEDULE
ARTICLE FIVE
  MISCELLANEOUS
    I.   AMENDMENT OF PLAN
    II.  TAX WITHHOLDING
    III. TERM OF PLAN
    IV.  USE OF PROCEEDS
    V.   REGULATORY APPROVALS
    VI.  NO EMPLOYMENT/SERVICE RIGHTS
    VII. MISCELLANEOUS PROVISIONS

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                              AMENDED AND RESTATED
                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS

      I.    PURPOSES OF PLAN

            A. This 1993 Stock Option Plan (the "Plan") was adopted as of August 11, 1993 (the "Effective Date") to promote the interests of Network Equipment Technologies, Inc., a Delaware corporation (the "Corporation"), by allowing eligible individuals to acquire or increase proprietary interests in the Corporation as an incentive to remain in the service of the Corporation (or its "parent" or "subsidiary" corporations, as defined in Section 424 of the Internal Revenue Code).

            B. This Plan is the successor to the Network Equipment Technologies, Inc. 1983 Stock Option Plan (the "1983 Plan"). No options shall be granted under the 1983 Plan from and after the Effective Date. The terms and conditions of options granted under the 1983 Plan before the Effective Date are not affected by the adoption of this Plan.

            C. This Plan was amended and restated as of April 14, 1998 to include the provisions of and provide a successor plan for the Corporation's 1988 Restricted Stock Award Plan (the "1988 Plan"). No restricted stock shall be granted under the 1988 Plan from and after April 14, 1998. The terms and conditions of restricted stock granted under the 1988 Plan before April 14, 1998 are not affected by the amendment of this Plan.

            D. This Plan is amended as of April 16, 2002 to provide for the automatic grant of stock options to all directors of the Corporation who are not employed by the Corporation or any parent or subsidiary of the Corporation.

      II.   ADMINISTRATION OF PLAN

            A. This Plan shall be administered by a committee (the "Plan Administrator" or "Committee") of two or more non-employee Directors appointed by the Corporation's Board of Directors (the "Board"). Committee members shall serve for such periods as the Board may determine and may be removed by the Board at any time.

            B. The Plan Administrator shall have full authority (subject to the provisions of this Plan) to establish such rules and regulations as it deems appropriate for the proper administration of this Plan and to make such determinations and interpretations concerning this Plan and options granted under this Plan as it deems necessary or advisable. Decisions of the Plan Administrator shall be final and binding upon all parties.

            C. The Plan Administrator shall have full authority to grant options and stock appreciation rights pursuant to Article Two and restricted stock pursuant to Article Four of this Plan and to determine in its sole discretion which eligible individuals are to receive such options, rights, or restricted stock, the number of shares to be covered by each such option or grant, whether each option is to be an incentive stock option intended to satisfy the requirements of Section 422 of the Internal Revenue Code ("Incentive Option") or a non-statutory option not

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intended to satisfy those requirements, the time(s) at which each option or grant is to become vested or exercisable, and the maximum term for which each option is to be outstanding.

      III.  STOCK SUBJECT TO PLAN

            A. An aggregate of 9,406,415 shares of the Corporation's common stock, par value $0.01 per share ("Common Stock") is available for issuance under this Plan, and the predecessor 1983 Plan, subject to adjustment from time to time in accordance with this Section III. These shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock available for issuance under this Plan shall be reduced, share-for-share, by the number of shares issued with respect to options granted under the 1983 Plan that are outstanding at the Effective Date and are subsequently exercised.

            B. To the extent that an option granted under this Plan or the 1983 Plan or a restricted stock award under the 1988 Plan expires or terminates for any reason before exercise or vesting in full (including any option canceled in accordance with the cancellation-regrant provisions of Section V of Article Two of this Plan), the shares then subject to the option or restricted stock award shall again be available for grant under this Plan. Shares subject to any option, restricted stock award or portion thereof surrendered or canceled in accordance with Section VI of Article Two or Section III of Article Three, and shares repurchased by the Corporation pursuant to any repurchase rights available under this Plan, shall not again become available for option grants under this Plan. If the exercise price of an option granted under this Plan (or the 1983 Plan) is paid with shares of Common Stock, or if shares of Common Stock otherwise issuable under this Plan are withheld by the Corporation in satisfaction of withholding taxes incurred upon the exercise of an option, then the number of shares available for issuance under this Plan shall be reduced by the gross number of shares for which the option is exercised and not by the net number of shares issued to the option holder.

            C. If a change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, or other similar change, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under this Plan, (ii) the number and/or class of shares and price per share in effect under each then-outstanding option or restricted stock award granted under this Plan (or the 1983 Plan), and (iii) the number of shares of Common Stock to be made the subject of each subsequent automatic option grant under Article Three of this Plan. The purpose of adjustments to outstanding and restricted stock awards options shall be to preclude the enlargement or dilution of rights and benefits under such options or awards. The adjustments determined by the Plan Administrator shall be final, binding, and conclusive.

            D. The Corporation may not issue stock options covering in the aggregate more than 600,000 shares of Common Stock (subject to adjustments as required under V(C) above to any one participant in any one-year period. (amended 7/12/99)

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                                   ARTICLE TWO

                           DISCRETIONARY OPTION GRANTS

I.    ELIGIBILITY FOR OPTION GRANTS

            The following persons are eligible to participate in the Discretionary Option Grant Program of this Plan:

            A. Officers and other key employees of the Corporation (or its parent or subsidiary corporations) whose services contribute to the management, growth, and financial success of the Corporation (or its parent or subsidiary corporations), and

            B. Those consultants and independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

II.   TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to this Article Two may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees may be granted only non-statutory options. Each option shall be evidenced by one or more written instruments in a form approved by the Plan Administrator. Each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall also be subject to Section III of this Article Two. Failure to issue, or (if agreement is required) to agree to, an instrument evidencing an option shall not invalidate the option grant; however, the option shall not be exercisable until a written instrument has been issued and (if required) agreed to.

            A.    Option Price.

                  1. The option price per share shall be fixed by the Plan Administrator, but shall not be less than the "fair market value" (defined below) per share of Common Stock on the date of the option grant.

                  2. The option price shall, subject to Section III below, be immediately due upon exercise of the option and shall be payable in one or a combination of the following forms:

                        (a) cash or check payable to the Corporation;

                        (b) shares of Common Stock held by the optionee for the period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at "fair market value" on the exercise date; or

                        (c) a broker-dealer sale-and-remittance procedure pursuant to which the optionee shall provide irrevocable written instructions
(i) to a designated brokerage firm to effect the immediate sale of the option shares and remit to the Corporation, from the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price plus all income and employment taxes required to be withheld by the Corporation in connection with the exercise, and (ii) to the Corporation to deliver the certificates for the purchased shares directly to the brokerage firm to complete the transaction.

                  3. The Plan Administrator may assist any optionee (including any Officer) in the exercise of any option granted under this Article Two and the satisfaction of any federal and state income and employment tax obligations arising therefrom, by (a) authorizing a loan to the optionee by the Corporation, or (b) permitting the optionee to pay the option price in installments over a period of months or years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be allowed with or without security or collateral (other than to optionees who are consultants or independent contractors, who must adequately secure any loan by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares, plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

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                  4. The "fair market value" per share of Common Stock on any relevant date shall be determined as follows:

                        (a) If the Common Stock is listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as officially quoted on the composite tape of transactions on that exchange. If there is no reported sale of Common Stock on that exchange on the date in question, the fair market value shall be the closing selling price on the exchange on the next preceding date for which a closing selling price is quoted.

                        (b) If the Common Stock is not listed or admitted to trading on any national stock exchange, but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of Common Stock on the date in question as reported on that system. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price for the next preceding date for which a closing selling price is quoted.

            B.    Term and Exercise of Options.

                  1. Each option granted under this Article Two shall be exercisable at such time(s), during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the written instrument evidencing the option. No option granted under this Article Two shall have a term in excess of ten (10) years after the grant date.

                  2. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

                  3. Exercise of an option shall be effected by delivery to the Corporation of a written notice in a form approved by the Plan Administrator specifying the number of shares as to which the option is being exercised, accompanied by payment of the exercise price (or provision for payment acceptable to the Plan Administrator), and containing such other provisions as the Plan Administrator approves from time to time.

            C.    Termination of Service.

                  1. Except as otherwise approved by the Plan Administrator, if the optionee's service to the Corporation is terminated:

                        (a) for cause, each then-outstanding option held by the optionee shall terminate immediately;

                        (b) for any reason other than cause, death, or permanent disability, each then-outstanding option held by the optionee shall expire no later than three (3) months after the termination date;

                        (c) by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), each then-outstanding option held by the optionee shall expire no later than twelve (12) months after the termination date; or

                        (d) by reason of the optionee's death, or if the optionee dies during the three (3) months following termination of his or her employment other than for cause or by reason of permanent disability, each then-outstanding option held by the optionee shall expire no later than twelve
(12) months following the termination date. Following the optionee's death, the option may be exercised by the personal representative of the optionee's estate or by the person(s) to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                  2. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

                  3. Following termination of the optionee's service, an option shall not be exercisable to any greater extent than on the termination date; provided, however, that the Plan Administrator shall have complete discretion, at any time while the option remains outstanding, to permit the option to be exercised, not only with respect to the number of shares for which the option is exercisable at the time of the termination, but also

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with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had termination not occurred.

                  4.    For purposes of this Plan:

                        (a) An optionee shall be deemed to remain in service to the Corporation for so long as he or she renders (or in the case of consultants or advisors, has agreed to render) services on a periodic basis to the Corporation (or any parent or subsidiary) as an employee, a non-employee Director, or an independent consultant or advisor.

                        (b) An optionee shall be considered to be an employee for so long as he or she remains in the employ of the Corporation (or any parent or subsidiary), subject to the control and direction of the employer entity as to the work to be performed and the manner and method of performance.

            D.    Stockholder Rights.

            An optionee shall have no stockholder rights with respect to any option shares until he or she has exercised the option and paid (or made arrangements satisfactory to the Plan Administrator to pay) the option price for the purchased shares.

      III.  INCENTIVE OPTIONS

            In addition to other application terms and conditions of this Plan, the following provisions shall apply:

            A. Incentive Options may be granted only to employees. Options specifically designated as "non-statutory" options when issued shall not be subject to this Section III.

            B. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any of its parent or subsidiary corporations ("10% Stockholder"), then the option price per share shall not be less than 110% of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years from the grant date.

      IV.   CORPORATE TRANSACTION

            A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                  1. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction whose principal purpose is to change the State of the Corporation's incorporation,

                  2. the sale, transfer, or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution, or

                  3. any "reverse" merger in which the Corporation is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to holders other than those who owned such voting power immediately before the merger, then immediately before the Effective Date of the Corporate Transaction, each option granted under this Article Two shall become fully exercisable ("accelerate") with respect to the total number of shares of Common Stock then subject to the option. However, an option shall not accelerate if and to the extent: (i) the option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced by an equivalent option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) acceleration of the option is subject to other limitations imposed by the Plan Administrator at the time of grant. The

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determination of equivalence under clause (i) above shall be made by the Plan
Administrator and shall be final, binding, and conclusive.

            B. Upon the consummation of the Corporate Transaction, all options granted under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor (or surviving) corporation or its parent company.

            C. Each option granted under this Article Two that is replaced by an equivalent option in a Corporate Transaction, or that otherwise continues in effect, shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities that would have been issued in the Corporate Transaction to an actual holder of the number of shares of Common Stock that were subject to the option immediately before the Corporate Transaction. Appropriate adjustment shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

            D. The grant of options under this Article Two shall not affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

      V.    CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator may, at any time and from time to time, with the consent of the affected optionees, cancel any or all outstanding options granted under this Article Two and grant in substitution new options covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value of the Common Stock on the new grant date (or 110% of fair market value in the case of an Incentive Option granted to a 10% Stockholder).

      VI.   STOCK APPRECIATION RIGHTS; HOSTILE TAKE-OVER; CHANGE IN CONTROL

            A. As determined by the Plan Administrator in its sole discretion, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option granted under this Article Two in exchange for a payment by the Corporation of an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or part thereof), over (ii) the aggregate option price payable for those shares.

            B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is approved, then the payment to the optionee under this Section VI may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator determines in its sole discretion.

            C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights he or she had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time before the later of (i) five (5) business days after receipt of the rejection notice, or (ii) the last day on which the option is otherwise exercisable in accordance with its terms, but in no event more than ten (10) years after the date of the option grant.

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            D. Each Officer of the Corporation subject to the short-swing profit restrictions of the federal securities laws shall have the following limited stock appreciation rights in tandem with each option received under this Article Two. Upon the occurrence of a Hostile Take-Over (defined below), each option with a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled and the optionee shall be entitled to a cash payment by the Corporation in the amount of the excess of (i) the Take-Over
Price (defined below) of the shares of Common Stock subject to the canceled option (whether or not the option is otherwise exercisable for such shares), over (ii) the aggregate exercise price payable for such shares. The payment shall be made within five (5) days after consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash payment.

            E. A "Hostile Take-Over" shall be deemed to occur if (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer that the Board does not recommend that the Corporation's stockholders accept, and (ii) more than 50% of the securities so acquired are accepted from holders other than Officers and Directors of the Corporation subject to Section 16 of the Exchange Act. The "Take-Over Price" per share shall be the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of Section II.A.4 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the canceled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

            F. The Plan Administrator shall have full discretionary authority, exercisable either in advance of, or at the time of, a Change in Control (defined below), to provide for the automatic acceleration of options granted under this Article Two upon the occurrence of the Change in Control. The Plan Administrator shall also have full discretionary authority to condition any such acceleration upon the subsequent termination of the optionee's service to the Corporation (or a parent or subsidiary) within a specified period after the Change in Control. The Plan Administrator hereby exercises such discretion to accelerate vesting of all outstanding options held by Officers of the Corporation whose employment is terminated in conjunction with, or within a year of, a Change in Control or Corporate Transaction. Any option accelerated in connection with the Change in Control shall remain fully exercisable until the expiration of the option term. For all purposes of this Plan, a "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement, other than a Corporate Transaction; provided that, without limitation, a Change in Control shall be deemed to have occurred if:

                  1. any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a "person" under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then-outstanding securities entitled to vote in the election of Directors of the Corporation, pursuant to a tender or exchange offer that the Board does not recommend that the Corporation's stockholders accept; or

                  2. during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board and any new members of the Board, whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters (3/4) of the Directors then in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

            G. The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this Section VI shall not be available for subsequent option grant under the Plan.

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                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

      I.    ELIGIBILITY

            A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to this Article Three shall be limited to (i) Directors who are first elected or appointed as non-employee Directors on or after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) Directors who continue to serve as non-employee Directors at one or more annual stockholders meetings held while this Automatic Grant Program remains in effect, commencing with the 1994 annual meeting.

            B. Limitation. Except for the option grants to be made pursuant to this Article Three (and any automatic grants made under the corresponding provisions of the 1983 Plan), non-employee Directors shall not be eligible to receive option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its parent or subsidiaries).

      II.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

            A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                  1. Each individual who first becomes a non-employee Director at any time after April 16, 2002, whether through election at an annual stockholder meeting or through appointment by the Board, shall automatically be granted upon the terms and conditions of this Article Three, at the time of such initial election or appointment, a non-statutory stock option to purchase the lesser of (a) 12,000 shares of Common Stock, or (b) a number of shares of Common Stock equal to 12,000 multiplied by a fraction, the numerator of which is the number of partial or whole calendar months remaining between such election or appointment and the next scheduled annual stockholder meeting at which such Director's term will expire and the denominator of which is 36. Each individual who first became a Non-employee director at any time after the Company's 2001 annual meeting of stockholders and before April 16, 2002 and who did not receive an automatic option grant at the time of his or her appointment under this
Section II.A.1 shall, on April 16, 2002, automatically be granted upon the terms and conditions of this Article Three a non-statutory stock option to purchase the lesser of (a) 12,000 shares of Common Stock, or (b) a number of shares of Common Stock equal to 12,000 multiplied by a fraction, the numerator of which is the number of partial or whole calendar months remaining between such non-employee Director's election or appointment and the next scheduled annual stockholder meeting at which such Director's term will expire and the denominator of which is 36.

                  2. Each non-employee Director who first becomes a member of an active standing committee of the Board at any time after the Effective Date shall automatically be granted, upon the terms and conditions of this Article Three, at the time of such initial appointment, a non-statutory stock option to purchase the lesser of (a) 4,000 shares of Common Stock, or (b) a number of shares of Common Stock equal to 4,000 multiplied by a fraction, the numerator of which is the number of partial or whole calendar months remaining between such appointment and the next scheduled annual stockholder meeting and the denominator of which is 12.

                  3. Each non-employee Director who first becomes chairman of an active standing committee of the Board at any time after the Effective Date shall automatically be granted upon the terms and conditions of this Article Three, at the time of such initial appointment, a non-statutory stock option to purchase the lesser of (a) 4,000 shares of Common Stock, or (b) a number of shares of Common Stock equal to 4,000 multiplied by a fraction, the numerator of which is the number of partial or whole calendar months remaining between such appointment and the next scheduled annual stockholder meeting and the denominator of which is 12.

                  4. On the date of each annual stockholder meeting held after the Effective Date, beginning with the 1994 annual stockholder meeting, each non-employee Director who is at the time standing for reelection as a non-employee Director shall automatically be granted a non-statutory stock option under this Article Three to purchase 12,000 shares of Common Stock.

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                  5. On the date of each annual stockholder meeting held after the Effective Date, beginning with the 1994 annual stockholder meeting, each non-employee Director shall automatically be granted, whether or not he or she is standing for re-election as a Director at that time, a non-statutory stock option under this Article Three to purchase 4,000 shares of Common Stock for each active standing committee on which he or she serves as a member, plus an additional 4,000 shares for each committee on which he or she serves as chairman.

                  The 12,000-share limitation on the initial and periodic automatic option grants and the 4,000-share limitation on committee grants to be made to each non-employee Director shall be subject to adjustment pursuant to
Section III.C of Article One. For purposes of this Article Three, a committee shall be deemed to be an active standing committee if so designated by the Board and if it has met or transacted business within the twelve (12) months preceding the date of grant of an automatic option.

            B. Exercise Price. The exercise price per share shall be equal to 100% of the fair market value per share of Common Stock on the automatic grant date.

            C. Payment. The option price shall become immediately due upon exercise of the option and shall be payable as provided in Section II.A of Article Two.

            D. Option Term. Each option granted under this Article Three shall have a maximum term of ten (10) years measured from the grant date.

            E. Exercisability.

                  1. Each option granted under this Article Three will vest fully on the automatic grant date. After vesting, each option granted will become exercisable in a series of 36 equal monthly installments beginning one month after the automatic grant date, provided the optionee remains a Director through each such date.

                  2. Each option granted under this Article Three shall also become fully exercisable upon the date of the optionee's cessation of Board service by reason of death or retirement, provided the optionee has served on the Board for at least three (3) years at the time of cessation of Board service. A Director shall be deemed to have ceased Board service by reason of retirement if he or she has attained the age of 65 at the time of the cessation.

                  3. Each option shall remain exercisable until the expiration or sooner termination of the option term.

            F. Non-Transferability. During the optionee's lifetime, an option granted under this Article Three (together with the limited stock appreciation right pertaining to the option) shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee other than by will or by the laws of descent and distribution following his or her death.

            G. Effect of Termination of Board Membership.

                  1. If a Director ceases to be a Board member for any reason (other than death) while holding an option granted under this Article Three, he or she shall have three (3) months following the date of cessation of Board membership in which to exercise the option for any or all of the shares of Common Stock for which the option is exercisable at the time of the cessation.

                  2. If a Director dies while serving as a Board member or during the three (3) months following his or her cessation of Board service, an option granted under this Article Three may be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of cessation of Board membership, by the personal representative of his or her estate or by the person(s) to whom the option is transferred

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pursuant to the Director's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Director's death.

                  3. In no event shall any option granted under this Article Three remain exercisable after the specified expiration date of its ten
(10)-year term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the option shall terminate and cease to be exercisable.

            H. Stockholder Rights. The holder of an option granted under this Article Three shall have no stockholder rights with respect to any option shares until he or she has exercised the option and paid (or made arrangement satisfactory to the Plan Administrator to pay) the exercise price for the purchased shares.

            I. Remaining Terms. The remaining terms and conditions of each option grant under this Article Three shall be as set forth in the form of Director Automatic Grant Agreement attached as Exhibit A to this Plan.

      III.  CORPORATE TRANSACTION; CHANGE IN CONTROL; HOSTILE TAKE-OVER

            A. Each option granted under this Article Three that is outstanding at the time of a Corporate Transaction or a Change in Control shall, immediately before the specified Effective Date for the Corporation Transaction or Change in Control, become fully exercisable with respect to the total number of shares of Common Stock then subject to the option. Upon the consummation of the Corporation transaction, all options granted under this Article Three shall terminate.

            B. Upon the occurrence of a Hostile Take-Over, each option that has been outstanding under this Article Three for at least six (6) months shall automatically be canceled and the optionee shall be entitled to a cash payment by the Corporation calculated in accordance with Section VI.D. of Article Two and payable at the time and manner set forth in Section VI.E of Article Two. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash payment.

            C. The automatic option grants under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            D. The shares of Common Stock subject to each option canceled in connection with a Hostile Take-Over shall not be available for subsequent issuance under this Plan.

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                                  ARTICLE FOUR

                             RESTRICTED STOCK AWARDS

      I.    DETERMINATION OF ELIGIBILITY AND AMOUNT OF AWARDS

            The persons who shall be eligible to receive restricted stock awards under this Article Four shall be such key employees of the Corporation or its subsidiaries, including officers and directors, as the Plan Administrator shall select from time to time. In no event, however, shall any employee owning stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary be eligible to receive shares under this Article Four.

      II.   RESTRICTED STOCK

            A. Restricted stock awards shall be made from time to time under the Plan in recognition of the services rendered to the Corporation or its subsidiaries by the selected participants. All such restricted stock awards shall provide for the issuance, either as soon as practicable following the time of the award or at a later date specified in the agreement evidencing the award, of shares of the Corporation's Common Stock.

            B. Each recipient of a restricted stock award under the Plan shall, at the time the shares of Common Stock are issued in payment of such award, pay to the Corporation, in cash or cash equivalent, an amount equal to the aggregate par value of the issued shares.

      III.  VESTING SCHEDULE

            A. The interest of an employee in the shares of Common Stock issued to such employee under this Article Four may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of Section III.C. Except as otherwise provided in Section III.F., the employee may not transfer any of the Common Stock in which he or she does not have a vested interest. Accordingly, all unvested shares issued to an employee under the Plan shall bear the restrictive legend specified in Section III.D.1., until such legend is removed in accordance with Section III.D.2. The employee, however, shall have all the rights of a stockholder with respect to the shares of Common Stock issued to him or her hereunder, whether or not his or her interest in such shares is vested. Accordingly, the employee shall have the right to vote such shares and to receive any cash dividend paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split or reclassification of Common Stock or by reason of a merger, consolidation, liquidation or other change in the capital structure of the Corporation shall be issued to the employee, subject to (i) the same vesting schedule applicable to his or her unvested Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

            B. In the event an employee should, while his or her interest in the Common Stock remains unvested, (i) attempt to transfer (other than by way of a permissible gift under Section III.F.) any of the unvested Common Stock or any interest therein or (ii) cease employment with the Corporation for any reason whatsoever, then the certificates evidencing the employee's unvested Common Stock (other than shares which become vested by reason of, or upon, such termination in accordance with the agreement evidencing the award) shall be immediately surrendered to the Corporation for cancellation and the employee shall no longer have any stockholder rights with respect to the canceled Common Stock. In exchange for the surrendered certificates the employee shall receive a cash payment from the Corporation equal to the aggregate par value of the canceled shares. For purposes of this Article Four, the employee shall not be deemed to have ceased employment with the Corporation for so long as the employee remains in the active employ of the Corporation or one or more of its subsidiaries.

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

            C.    Vesting; Corporate Transaction; Change in Control.

                  1. Any shares of Common Stock issued under this Article Four that are not vested at the time of such issuance shall vest in one or more installments thereafter. The elements of the vesting schedule applicable to the issued shares, including the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and shall be specified in the stock restriction agreement executed by the employee at the time the shares are issued.

                  2. Should the Corporation's Common Stock be converted into cash or other shares or securities of the Corporation or any other corporation as a result of a Corporate Transaction (as defined in Article Two, Section IV.A.), then the shares of Common Stock outstanding at such time under this Article Four shall likewise be converted into cash or such other shares or securities, and such assets may, in the discretion of the Plan Administrator, be held in escrow by the Corporation or its successor and shall thereafter be distributed to the employees from time to time as their interests therein vest in accordance with the same vesting schedules which are in effect for their shares of Common Stock immediately prior to such conversion. However, the interest each employee has in the shares of Common Stock issued to him or her under this Article Four (together with any cash or other shares or securities into which such Common Stock is to be converted) shall become vested immediately prior to the specified effective date for the Corporate Transaction if the Company's rights to repurchase or cancel unvested shares under this Article Four (for a payment equal to the par value of the shares) are not to be assigned to the successor corporation or parent thereof in connection with the Corporate Transaction. If the Corporation is to be acquired by a reverse merger in which it is to remain the surviving entity, then no accelerated vesting under the Plan shall occur, unless the Plan is to be terminated in connection with such reverse merger.

                  3. In the event of a Change in Control (as defined in Article Two, Section VI.F.), then the Plan Administrator shall have full power and authority (exercisable before or after the Change in Control) to accelerate the vesting of the interests of one or more of the employees in the shares of Common Stock issued to him or her under this Article Four.

                  4. In the event of a Corporate Transaction, then any outstanding obligations or commitments to issue Common Stock pursuant to this Article Four shall be assumed by the successor corporation or parent thereof.

            D.    Restrictive Legends.

                  Each certificate representing unvested shares of Common Stock (or other securities) issued under this Article Four shall bear the following restrictive legend:

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO CANCELLATION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF ARTICLE FOUR OF THE CORPORATION'S 1993 STOCK OPTION PLAN AND THE STOCK RESTRICTION AGREEMENT EXECUTED THEREUNDER BY THE CORPORATION AND THE REGISTERED HOLDER (OR HIS PREDECESSOR IN INTEREST). A COPY OF THE 1993 STOCK OPTION PLAN AND STOCK RESTRICTION AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

                  2. As the interest of the employee vests in the shares of Common Stock issued under this Article Four, the Corporation shall, upon the employee's delivery of the certificate for such shares, issue a new certificate for the vested shares without the restrictive legend of Section III.D.1. and a second certificate for any remaining unvested shares with the Section III.D.1. legend endorsed thereon. If any unvested shares of the employee are surrendered and canceled under Section III.C.3., then the Corporation shall at the time the cancellation is effected deliver a new certificate, without the restrictive legend of Section III.D.1., representing the number of shares (if any) in which the employee is at such time vested and which are accordingly no longer subject to cancellation by the Corporation.

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

            E. The Plan Administrator may in its discretion waive, in whole or in part, any cancellation of unvested Common Stock (or other assets) to which an employee would otherwise be subject under Section III.B. Such a waiver shall result in the immediate vesting of the employee's interest in the shares of Common Stock (or other assets) as to which the waiver applies.

            F. As used in this Section III, the term "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of the shares of Common Stock issued under Article Four. However, the employee shall have the right to make a gift of any or all of his unvested shares under Article Four to his spouse, parents or children or to a trust established for such spouse, parents or children, provided the recipient of the gifted shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the stock restriction agreement executed by the employee with respect to such shares.

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                                  ARTICLE FIVE

                                  MISCELLANEOUS

      I.    AMENDMENT OF PLAN

            The Board shall have complete and exclusive authority to amend or modify this Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option or restricted stock holders, adversely affect rights and obligations with respect to options or awards at the time outstanding under the Plan. No amendment shall require stockholder approval except when (i) required by Section 422 of the Internal Revenue Code for incentive stock options; (ii) required by other applicable laws, regulations or rules (including rules of the New York Stock Exchange); or
(iii) otherwise deemed advisable by the Board.

      II.   TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares or cash upon exercise of options, stock appreciation rights or restricted stock awards, granted under this Plan shall be subject to the satisfaction of all federal, state, and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion and upon such terms and conditions as it deems appropriate, provide any or all optionees under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options, one or more shares with an aggregate fair market value equal to a designated percentage (any whole multiple of 5% specified by the optionee) of the federal and state income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of direct withholding, optionees may be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the fair market value on the applicable determination date for such Taxes.

      III.  TERM OF PLAN

            A. This Plan shall terminate upon the earlier of (i) August 10, 2003, or (ii) the date on which all shares available for issuance under this Plan have been issued pursuant to restricted stock awards or the exercise of options granted under this Plan and (to the extent outstanding on the Effective
Date) the 1983 Plan. If the date of termination is determined under clause (i) above, then no options or awards outstanding on such date shall be affected by the termination of this Plan.

            B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under this Plan, provided each option granted is not to become exercisable, in whole or in part, at any time before stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

      IV.   USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares pursuant to options or restricted stock awards granted under this Plan may be used for general corporate purposes.

      V.    REGULATORY APPROVALS

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            A. The implementation of this Plan, the granting of any option hereunder, and the issuance of stock for any restricted stock award or upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over this Plan, the options granted under it, and the stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under this Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

      VI.   NO EMPLOYMENT/SERVICE RIGHTS

            Neither the action of the Corporation in establishing this Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan, shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

      VII.  MISCELLANEOUS PROVISIONS

            A. Except as otherwise provided in this Plan, the right to acquire Common Stock or other assets under this Plan may not be assigned, encumbered, or otherwise transferred by any optionee.

            B. The provisions of this Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in that State.

            C. The provisions of this Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees, and their permitted assignees.

                                    Page 72